Exhibit 16.2
------------



September 12, 2005


Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4.01 of Form 8-K of Esesis, Inc. dated September 12, 2005 related to the dismissal of our firm as the registrant's independent auditors.


Yours truly,

/s/ Stark Winter Schenkein & Co., LLP


Stark Winter Schenkein & Co., LLP
Denver, Colorado